UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 12, 2022 (September 9, 2022)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation)

001-38911

(Commission File Number)

N/A

(IRS Employer Identification No.)

30 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of principal executive offices)

Not applicable

(Zip Code)

(44) 207 433 4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 12, 2022, Clarivate Plc (the “Company” or “Clarivate”) issued a press release announcing the transaction described under Item 8.01 below, which is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01.	Other Events.

On September 9, 2022, Camelot UK Bidco Limited, a wholly owned indirect subsidiary of the Company, entered into a definitive agreement with Newfold Digital, Inc. (the “Buyer”) to sell the Company’s MarkMonitor domain management business to the Buyer for an aggregate purchase price of approximately $302.5 million. The agreement contemplates delayed closings in China and Japan pending completion of certain country-specific closing conditions. Of the purchase price, $292.5 million will be payable at the initial closing, subject to certain adjustments, and $10 million will be payable upon the completion of all deferred closings. The initial closing is expected to occur in the fourth quarter of 2022, subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions.

Forward-Looking Statements

This report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding our ability to close the transaction and to realize the expected synergies of the transaction, as well as the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed under the caption “Risk Factors” in our 2021 Annual Report on Form 10-K, along with our other filings with the Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or our website at www.clarivate.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release, dated September 12, 2022.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: September 12, 2022	By:	/s/ Jonathan Collins
	Name:	Jonathan Collins
	Title:	Executive Vice President and Chief Financial Officer